Exhibit 99.2

JBI, Inc. Announces Completion of its Second Plastic2Oil Processor

THOROLD, Ontario, February 27, 2012 (GLOBE NEWSWIRE) – JBI, Inc. (the "Company") (OTCQB:JBII) is pleased to announce that in Q1 the Company has been successful in bringing its second Plastic2Oil® (“P2O”) processor (the “Processor No. 2”) online at the Niagara Falls, NY facility.

The design of Processor No.2 is based on data retrieved while working with the original P2O processor (the “Processor No.1”), which since June 2011 has undergone a number of substantial upgrades. The enhancements include a replicable and deployable modular design that leverages economies of scale with our manufacturers, the ability to cater to specific fuel needs of customers and a reduction of stack emissions.

Processor Nos. 1& 2 are permitted to operate at 4,000 lbs. per hour, however they are currently operating at 2,000 lbs. per hour. The Company expects to operate both processors at 4,000 lbs. per hour, as per the upgraded Air Permit issued by the New York Department of Environmental Conservation ("NYSDEC"), once the Company receives approval on its amended Solid Waste Permit from the NYSDEC.

The Company expects that this amendment will effectively double the plastic feedstock throughput, from 2,000 lbs/hour per processor to 4,000 lbs/hour, which should double the amount of fuel output each P2O processor can produce.

“Bringing Processor No. 2 online represents a significant achievement as well as a milestone for our Company. We believe this sets us apart from other plastic into fuel conversion technologies,” states John Bordynuik, CEO and President. “JBI, Inc. is the first company to successfully move from a pilot plant to a multiple processor, full production plant within the industry.”

Towers and reactors have been fabricated for the third P2O processor (the “Processor No. 3”) and the Company looks forward to bringing No.3 online in the near future.

About JBI, Inc.

JBI, Inc. is an innovative North American fuel company that transforms unsorted, unwashed waste plastic into ultra-clean, ultra-low sulphur fuel without the need for refinement. JBI, Inc.'s patent pending Plastic2Oil® (P2O) process is a commercially viable, proprietary process designed to provide immediate economic benefit for industry, communities and government organizations with waste plastic recycling challenges. JBI, Inc. is committed to environmental sustainability by diverting plastic waste from landfill and potential incineration. For further information, please visit www.plastic2oil.com and review our SEC filings, including without limitation our Form 10-K, as amended, filed with the SEC on July 18, 2011.

Forward Looking Statements
This press release contains statements, which may constitute "forward looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act. The Private Securities Litigation Reform Act of 1995 (PSLRA) implemented several significant substantive changes affecting certain cases brought under the federal securities laws, including changes related to pleading, discovery, liability, class representation and awards fees as of 1995. Those statements include statements regarding the intent, belief or current expectations of JBI, and members of its management as well as the assumptions on which such statements are based, including the expected timing of the Company's Form 10-K, execution of the proposed agreements described above and consummation of the transactions contemplated by such agreements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Such risks include, but are not limited to: (1) JBI has a history of net losses, and may not be profitable in the future; (2) JBI may not be able to obtain necessary licenses, rights and permits required to develop or operate our Plastic2Oil business, and may encounter environmental or occupational, safety and health conditions or requirements that would adversely affect its business; and (3) JBI may experience delays in the commercial operations of its Plastic2Oil machines and there is no assurance that they can be operated profitably. For a more detailed discussion of such risks and other factors, see the Company's amended Annual Report on Form 10-K/A, filed on July 18, 2011, with the Securities and Exchange Commission, and its other SEC filings. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

CONTACT:
JBI, Inc. Investor Relations
1-877-307-7067